UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14303	36-3161171

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1840 Holbrook Avenue, Detroit, Michigan	48212-3488

(Address of principal executive offices)	(Zip Code)

(313) 974-2000

(Registrant’s telephone number,
including area code)

Item 12. Results of Operations and Financial Condition.

The following information consists of a press release dated February 4, 2004, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three months and year ended December 31, 2003. The information is being furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

Cautionary Statement

This document contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

American Axle & Manufacturing Continues Strong Financial Performance for the Fourth
Quarter and Full Year 2003 Non-GM Sales Growth of 35% for Full Year 2003

Detroit, Michigan, February 4, 2004 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported its financial results for the fourth quarter and full year 2003.

Fourth Quarter Highlights:

•	Earnings per share of 96 cents

•	Record fourth quarter sales of $926.1 million

•	Non-GM sales represented 18.7% of total sales

•	Gross margin of 14.9%, up 70 basis points

Full Year Highlights:

•	Record earnings of $197.1 million, up 11.9%

•	Record sales of $3.7 billion, up 5.8%

•	Non-GM sales growth of 35%, representing 18.3% of total net sales

•	Record net cash flow from operating activities after capital expenditures of $267.8 million

•	Reduced net debt to capital to 31% from 51%

•	After-tax return on invested capital of 16.1%

AAM reported fourth quarter earnings per share of 96 cents compared to the reported 99 cents per share in the fourth quarter of 2002. Earnings for the full year 2003 were a record $197.1 million, an increase in earnings of nearly 12% as compared to the $176.1 million reported for 2002. Full year 2003 diluted earnings per share were $3.70, an increase of 9% when compared to the reported $3.38 per share in 2002. Fourth quarter and full year 2002 results included a $5.5 million non-recurring gain or 10 cents per share, net of tax and other related costs, due to insurance proceeds from a fire at AAM’s forge operations in Detroit.

“AAM continued its strong financial performance through the fourth quarter of 2003. Our performance for the quarter and year was again driven by successful launches of new, advanced product technology and our relentless focus on productivity and driving cost out of the entire value chain,” said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “AAM is proud to have met

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its financial commitments for 2003 and achieved investment grade credit status from both Standard & Poor’s and Moody’s in the fourth quarter of 2003.”

Sales were a fourth quarter record $926.1 million, up 2% as compared to $911.0 million in the fourth quarter of 2002. Sales to non-GM customers were up nearly 8% in the fourth quarter and represented 18.7% of total sales in the quarter versus 17.7% in the fourth quarter of 2002. AAM’s record sales for the full year 2003 were $3.7 billion, up nearly 6% as compared to $3.5 billion in 2002. This compares to an estimated decrease of 3% in North American vehicle builds for the year. AAM sales in the quarter and the year were positively affected by increased General Motors light truck production, strong sales of the heavy-duty Dodge Ram, the HUMMER H2, and the fourth quarter 2003 launches of the GMC Envoy XUV and the GMC Canyon and Chevrolet Colorado mid-size trucks. Sales to non-GM customers were up 35% for the year and represented 18.3% of total sales in 2003 versus 14.3% in the prior year. AAM’s content per vehicle increase of 3%, to more than $1,170, contributed to the increase in sales year over year.

Gross margin was 14.9% in the fourth quarter of 2003 compared to the 14.2% gross margin reported in the fourth quarter of 2002. Gross margin for 2003 was 14.7% compared to the 14.1% in 2002. Operating income was $91.5 million or 9.9% of sales in the fourth quarter of 2003, as compared to $83.0 million or 9.1% of sales for the fourth quarter of 2002. Operating income for 2003 was $346.3 or 9.4% of sales compared to the $311.2 or 8.9% of sales in 2002.

Cash flow provided by operations in the fourth quarter of 2003 was $170.9 million, up 13.1%, compared to $151.1 million generated in the similar period of 2002. Capital spending in the quarter was $56.2 million and for the full year 2003 was $229.1 million. As a result of this normalized level of capital spending and $496.9 million in cash flow provided by operating activities, net cash flow after capital expenditures was a positive $267.8 million for 2003. With this continued strong positive cash flow, AAM was able to reduce net debt levels by over $280 million in 2003, resulting in a net debt to capital ratio at year-end of 31% versus the 51% level at December 31, 2002.

Research and development (R&D) spending rose approximately 12% to $60.7 million in 2003 versus $54.0 million for 2002. This increase is consistent with the Company’s initiatives to develop future products targeted at growth segments of the market. As a result of this R&D commitment, AAM generated over 80% of its sales from new products introduced to the market since mid-1998. This compares to 78% for the year 2002 and 69% for 2001.

Recent developments

During the fourth quarter of 2003, AAM received a double notch credit rating upgrade to BBB, or investment grade, from Standard & Poor’s and an investment grade upgrade from Moody’s Investor Services to Baa3.

On November 12, 2003, AAM announced that it had secured a new driveline systems contract. The contract includes front and rear axles, driveshafts and TracRite® differentials. The contract value is estimated at approximately $30 million annually for vehicles that will launch in model year 2005. This contract supports AAM’s efforts to further diversify its customer base and product portfolio.

On December 3, 2003, AAM announced the pricing of a secondary offering by Blackstone Capital Partners II Banking Fund L.P. and its affiliates (Blackstone). Under this offering, Blackstone sold its remaining shares of AAM stock and is no longer an equity shareholder in AAM.

On December 23, 2003, AAM announced that Mr. Robert L. Friedman and Mr. Bret D. Pearlman, representatives from Blackstone, resigned from the AAM Board of Directors. This was the final step in Blackstone’s planned and completed orderly exit strategy of its investment in AAM.

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On January 22, 2004, AAM announced plans to redeem all of AAM’s 9.75% Senior Subordinated Notes Due March 2009 (the “9.75% Notes”) on March 1, 2004. This redemption covers all $300.0 million of AAM’s outstanding 9.75% Notes. AAM will report a pre-tax charge of $22.3 million in the first quarter of 2004 related to the redemption of the 9.75% Notes and the first quarter of 2004 refinancing of its bank credit facility.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) Rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, Japan, Mexico and Scotland.

Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products, particularly light trucks and SUVs produced by GM and DaimlerChrysler’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; reduced purchases of our products by GM, DaimlerChrysler or other customers; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to attract and retain key associates; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Richard F. (Rick) Dauch
Director, Corporate Relations	Vice President Investor Relations
(313) 758-4880	(313) 758-4767
grayc@aam.com	dauchrf@aam.com

Or visit the AAM website at www.aam.com

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

	(In millions, except per share data)
Net sales	$926.1	$911.0	$3,682.7	$3,480.2
Cost of goods sold	787.7	781.8	3,142.4	2,988.5

Gross profit	138.4	129.2	540.3	491.7
Selling, general and administrative expenses	46.9	46.2	194.0	180.5

Operating income	91.5	83.0	346.3	311.2
Net interest expense	(11.1)	(13.6)	(46.8)	(50.6)
Gain on insurance settlement, net	—	10.4	—	10.4
Other income, net	1.8	0.4	3.7	2.8

Income before income taxes	82.2	80.2	303.2	273.8
Income taxes	28.8	28.0	106.1	97.7

Net income	$53.4	$52.2	$197.1	$176.1

Diluted earnings per share	$0.96	$0.99	$3.70	$3.38

Diluted shares outstanding	55.4	52.9	53.3	52.1

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(audited)

	December 31,

	2003	2002

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$12.4	$9.4
Accounts receivable, net	339.2	335.7
Inventories, net	171.8	174.6
Prepaid expenses and other	24.0	37.3
Deferred income taxes	16.3	9.1

Total current assets	563.7	566.1
Property, plant and equipment, net	1,629.5	1,553.5
Deferred income taxes	6.9	10.9
Goodwill	147.8	150.2
Other assets and deferred charges	49.9	55.0

Total assets	$2,397.8	$2,335.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$335.7	$327.5
Other accrued expenses	218.5	207.7

Total current liabilities	554.2	535.2
Long-term debt	449.7	734.1
Deferred income taxes	73.0	52.0
Postretirement benefits and other long-term liabilities	366.2	310.8

Total liabilities	1,443.1	1,632.1
Stockholders’ equity	954.7	703.6

Total liabilities and stockholders’ equity	$2,397.8	$2,335.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

	(In millions)
Operating activities
Net income	$53.4	$52.2	$197.1	$176.1
Depreciation and amortization	42.1	41.4	163.1	145.8
Other	75.4	57.5	136.7	62.3

Net cash flow provided by operating activities	170.9	151.1	496.9	384.2
Purchases of property and equipment	(56.2)	(49.8)	(229.1)	(207.7)

Net cash flow after purchases of property and equipment	114.7	101.3	267.8	176.5
Purchase buyouts of leased equipment	—	(9.8)	(3.0)	(45.2)

Net cash flow provided by operations	114.7	91.5	264.8	131.3
Net decrease in long-term debt	(124.6)	(89.7)	(287.7)	(145.6)
Employee stock option exercises	7.7	0.3	25.1	12.4
Effect of exchange rate changes on cash	0.3	0.2	0.8	(1.0)

Net (decrease) increase in cash and cash equivalents	(1.9)	2.3	3.0	(2.9)
Cash and cash equivalents at beginning of period	14.3	7.1	9.4	12.3

Cash and cash equivalents at end of period	$12.4	$9.4	$12.4	$9.4

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

     The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

	(In millions)
Net income	$53.4	$52.2	$197.1	$176.1
Interest expense	11.3	13.6	47.5	51.0
Income taxes	28.8	28.0	106.1	97.7
Depreciation and amortization	42.1	41.4	163.1	145.8

EBITDA	$135.6	$135.2	$513.8	$470.6

Net debt(b) to capital

	December 31,

	2003	2002

	(In millions, except percentages)
Total debt	$449.7	$734.1
Cash and cash equivalents	12.4	9.4

Net debt at end of period	437.3	724.7
Stockholders’ equity	954.7	703.6

Total invested capital at end of period	$1,392.0	$1,428.3

Net debt to capital(c)	31.4%	50.7%

(a)	EBITDA is a non-GAAP financial measure. We believe that EBITDA is a meaningful measure of performance as it is utilized by management and investors to analyze operating performance and entity valuation. Management, the investment community and banking institutions routinely use EBITDA, together with other measures, to measure operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash from operating activities as determined by GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)	Net debt to capital is equal to net debt divided by the sum of stockholders’ equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate this measure differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

	(In millions)
Net cash flow provided by operating activities	$170.9	$151.1	$496.9	$384.2
Purchases of property and equipment	(56.2)	(49.8)	(229.1)	(207.7)

Free Cash Flow	$114.7	$101.3	$267.8	$176.5

After-Tax Return on Invested Capital (ROIC)(e)

	Quarter Ended
					Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2003	2003	2003	2003	2003

	(In millions, except percentages)
Net income	$54.0	$51.0	$38.7	$53.4	$197.1
After-tax net interest expense (f)	8.1	7.8	7.3	7.2	30.4

After-tax return	$62.1	$58.8	$46.0	$60.6	$227.5

Net debt at end of period					$437.3
Stockholder’s equity at end of period					954.7

Invested capital at end of year					1,392.0
Invested capital at beginning of year					1,428.3

Average invested capital(g)					$1,410.2

After-Tax ROIC(h)					16.1%

(d)	Free cash flow is a non-GAAP financial measure. We define free cash flow as net cash flow provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow is also a key metric used in our calculation of executive incentive compensation. Other companies may calculate free cash flow differently.
(e)	ROIC is a non-GAAP financial measure. We believe that ROIC is a meaningful overall measure of business performance because it reflects the company’s earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of executive incentive compensation. Other companies may calculate ROIC differently.
(f)	After-tax net interest expense is calculated by tax effecting the reported net interest expense by the effective income tax rate for each presented quarter.
(g)	Average invested capital is equal to the average of invested capital at the end of the year and beginning of the year.
(h)	After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Registrant)

Date: February 4, 2004	By:	/s/ Robin J. Adams

Robin J. Adams
Executive Vice President — Finance &
Chief Financial Officer
(also in the capacity of Chief Accounting Officer)